Exhibit 5.1

Chadwick L. Mills

+1 650 843 5654

cmills@cooley.com

April 25, 2018

Sangamo Therapeutics, Inc.

501 Canal Boulevard

Richmond, CA 94804

Ladies and Gentlemen:

You have requested our opinion, as counsel to Sangamo Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 12,310,000 shares of its common stock, par value $0.01 (the “Shares”), including up to 1,846,500 Shares that may be sold pursuant to the exercise of an option to purchase additional Shares, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-224418) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated April 24, 2018, and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or any changes in applicable law.

COOLEY LLP    101 CALIFORNIA STREET    5TH FLOOR    SAN FRANCISCO, CA    94111-5800

T: (415) 693-2000  F: (415) 693-2222  COOLEY.COM

Sangamo Therapeutics, Inc.

April 25, 2018

Page Two

Sincerely,

COOLEY LLP

By:	/s/ Chadwick L. Mills
CHADWICK L. MILLS

COOLEY LLP    101 CALIFORNIA STREET    5TH FLOOR    SAN FRANCISCO, CA    94111-5800

T: (415) 693-2000  F: (415) 693-2222  COOLEY.COM